UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2022
LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2022, LSI Industries Inc. (“LSI” or the “Company”) announced that Michael C. Beck has notified LSI of his intent to retire from the position of Senior Vice President of Operations effective as of July 1, 2022. Thereafter, Mr. Beck will serve in an active advisory role through December 31, 2022, to assist with the transition of his responsibilities. Mr. Beck, age 65, has been LSI’s Senior Vice President of Operations since February 2019. At this time, LSI does not intend to appoint a new Senior Vice President of Operations and the duties of the Senior Vice President of Operations will be assigned amongst various members of the Company’s management team.

“The Company is grateful for Mike’s dedication to our organization and his work to develop a talented management team and implement sound manufacturing practices at the Company,” stated James A. Clark, President, and Chief Executive Officer of LSI. “Mike has mentored a skilled team of operators throughout the organization capable of carrying on with the improvements led by Mike,”

The Company and Mr. Beck entered into a Separation and Consulting Agreement dated May 26, 2022 (the “Agreement”). The Agreement provides that LSI shall pay Mr. Beck at a rate of $159 per hour, which is his current base salary hourly rate, for his advisory services under the Agreement. The Agreement provides that Mr. Beck shall be entitled to receive cash incentive payments pursuant to the 2022 Short Term Incentive Plan (“STIP”) at the same time LSI makes payments to other STIP participants. The Agreement also provides for the extension of the vesting periods of 9,059 RSUs and 30,534 options which otherwise would have been forfeited pursuant to their original terms. This description of the Agreement is not complete and is qualified in its entirety by the copy of the Agreement to be filed as an exhibit to LSI’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Thomas A. Caneris
Thomas A. Caneris
Executive Vice President, Human Resources & General Counsel

Dated: May 26, 2022